Exhibit 1A(3)(b)

                            SELECTED BROKER AGREEMENT

     Agreement dated _________, 1983, by and between Pruco Securities Corporation (Distributor), a New Jersey corporation1 and _________________ (Broker), a ___________ corporation.

                                   WITNESSETH:

     In consideration or the mutual promises contained herein, the parties hereto agree as follows:

A.   Definitions

     (1) Contracts -- The variable life insurance contracts which Pruco Life Insurance Company (Company), an Arizona corporation, proposes to issue and for which Distributor has been appointed the principal underwriter pursuant to a Distribution Agreement, a copy of which has been furnished to Broker.

     (2) Pruco Life Variable Insurance Account, or the Account -- The separate account established and maintained by Company pursuant to the laws or Arizona to fund the benefits under the Contracts.

     (3) Pruco Life Series Fund, Inc., or the Fund -- An open-end management investment company registered under the 1940 Act shares of which are sold to the Account in connection with the sale of the Contracts.

     (4) Registration Statement -- The registration statements and amendments thereto relating to the Contracts, the Account, and the Fund, including financial statements and all exhibits.

     (5) Prospectus -- The prospectuses included within the registration statements referred to herein.

     (6)  1933 Act -- The Securities Act of 1933, as amended.

     (7)  1934 Act -- The Securities Exchange Act of 1934, as amended.

     (8)  SEC -- The Securities and Exchange Commission.

B. Agreements or Distributor

     (1) Pursuant to the authority delegated to it by Company, Distributor hereby authorizes Broker during the term or this Agreement to solicit applications for Contracts from eligible persons provided that there is an effective Registration Statement relating to such Contracts and provided further that Broker has been notified by Distributor that the Contracts are qualified for sale under all applicable securities and insurance laws of the state or jurisdiction in which the application will be solicited. In connection with the solicitation of applications for Contracts, Broker is hereby authorized to offer riders that are available with the Contracts in accordance with instructions furnished by Distributor or Company.

     (2) Distributor, during the term or this Agreement, will notify Broker of the issuance by the SEC of any stop order with respect to the Registration Statement or any amendments thereto or the initiation of any proceedings for that purpose or for any other purpose relating to the registration and/or offering of the Contracts and of any other action or circumstance that may prevent the lawful sale of the Contracts in any state or jurisdiction.

     (3) During the term of this Agreement, Distributor shall advise Broker of any amendment to the Registration Statement or any amendment or supplement to any Prospectus.

C. Agreements of Broker

     (1) It is understood and agreed that Broker is a registered broker/dealer under the 1934 Act and a member of the National Association of Securities Dealers, Inc. and that the agents or representatives of Broker who will be soliciting applications for the Contracts also will be duly registered representatives of Broker.

     (2) Commencing at such time as Distributor and Broker shall agree upon, Broker agrees to use its best efforts to find purchasers for the Contracts acceptable to Company. In meeting its obligation to use its best efforts to solicit applications for Contracts, Broker shall1 during the term of this Agreement, engage in the following activities:

          (a) Continuously utilize training, sales and promotional materials which have been approved by Company;

          (b) Establish and implement reasonable procedures for periodic inspection and supervision of sales practices of its agents or representatives and submit periodic reports to Distributor as may be requested on the results of such inspections and the compliance with such procedures.

          (c) Broker shall take reasonable steps to ensure that the various representatives appointed by it shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of the Contract is suitable for such applicant. While not limited to the following, a determination or suitability shall be based on information furnished to a representative after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and the likelihood that the applicant will continue to make the premium payments contemplated by the Contract.

     (3) All payments for Contracts collected by agents or representatives of Broker shall be remitted promptly in full together with such applications, forms and any other required documentation to an office of the Company designated by Distributor. Checks or money orders in payment of initial premiums shall be drawn to the order of "Pruco Life Insurance Company." Broker acknowledges that Distributor or Company shall have the unconditional right to reject, in whole or in part, any application for the Contract. In the event Company or Distributor rejects an application, Company immediately will return all payments directly to the purchaser and Broker will be notified of such action. In the event that any purchaser of a Contract elects to return such Contract pursuant to Rule 6e-2(b)(13)(viii) of the 1940 Act, any premium paid will be refunded to the purchaser and Broker will be notified of such action.

     (4) Broker shall act as an independent contractor, and nothing herein contained shall constitute Broker, its agents or representatives, or any employees thereof as employees of Company or Distributor in connection with the solicitation of applications for Contracts. Broker, its agents or representatives, and its employees shall not hold themselves out to be employees of Company or Distributor in this connection or in any dealings with the public.

     (5) Broker agrees that any material it develops, approves or uses for sales, training, explanatory or other purposes in connection with the solicitation of applications for Contracts hereunder (other than generic advertising materials which do not make specific reference to the Contracts) will not be used without the prior written consent of Distributor and, where appropriate, the endorsement of Company to be obtained by Distributor.

     (6) Solicitation and other activities by Broker shall be undertaken only in accordance with applicable laws and regulations. No agent or representative of Broker shall so1icit applications for the Contracts until duly licensed and appointed by Company as a life insurance and variable contract broker or agent of Company in the appropriate states or other jurisdictions. Broker shall ensure that such agents or representatives fulfill any training requirements necessary to be licensed. Broker understands and acknowledges that neither it nor its agents or representatives is authorized by Distributor or Company to give any information or make any representation in connection with this Agreement or the offering of the Contract other than those contained in the

          Prospectus or other solicitation material authorized in writing by Distributor or Company.

     (7) Broker shall not have authority on behalf of Distributor or Company to: make, alter or discharge any Contract or other form; waive any forfeiture, extend the time of paying any premium; receive any monies or premiums due, or to become due, to Company, except as set forth in Section C(3) of this Agreement. Broker shall not expend, nor contract for the expenditure of the funds of Distributor, nor shall Broker possess or exercise any authority on behalf of Distributor other than that expressly conferred on Broker by this Agreement.

D. Compensation

     (1) Pursuant to the Distribution Agreement between Distributor and Company, Distributor shall cause Company to arrange for the payment of commissions to Broker as compensation for the sale of each Contract sold by an agent or representative of Broker. The amount of such compensation shall be based on a schedule to be determined by agreement of Company, Distributor and Broker. Company shall identify to Broker with each such payment of the agent; or representative of Broker who solicited each Contract covered by the payment.

     (2) Neither Broker nor any of its agents or representatives shall have any right to withhold or deduct any part of any premium it shall receive for purposes of payment of commission or otherwise. Neither Broker nor any of its agents or representatives shall have an interest in any compensation paid by Company to Distributor, now or hereafter, in connection with the sale of any Contracts hereunder.

E. Complaints and Investigations

     (1) Broker and Distributor jointly agree to cooperate fully in any insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the Contracts marketed under this Agreement. Broker and Distributor further agree to cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding with respect to Broker, Distributor, their affiliates and their agents or representatives to the extent that such investigation or proceeding is in connection with Contracts marketed under this Agreement.

F. Term of Agreement

     (1) This Agreement shall continue in force for one year from its effective date and thereafter shall automatically be renewed every year for a further one year period; provided that either party may unilaterally terminate this Agreement upon thirty (30) days written notice to the other party of its intention to do so.

     (2) Upon termination of this Agreement, all authorizations, rights and obligations shall cease except (a) the agreements contained in Section E hereof; (b) the indemnity set forth in Section G hereof; and (c) the obligations to settle accounts hereunder, including payments on premiums subsequently received for Contracts in effect at the time of termination or issued pursuant to applications received by Broker prior to termination.

G. Indemnity

     (1) Distributor agrees to indemnify and hold harmless Broker and each officer or director or Broker against any losses, claims, damages or liabilities, joint or several, to which Broker or such officer or director become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact, required to be stated therein or necessary to make the statements therein not misleading, contained in any Registration Statement or any post-effective amendment thereof or in the Prospectus or any amendment or supplement to the Prospectus.

     (2) Broker agrees to indemnify and hold harmless Company and Distributor and each of their current and former directors and officers and each person if any, who controls or has controlled Company or Distributor within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities to which Company or Distributor and any such director or officer or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

          (a) Any unauthorized use of sales materials or any verbal or written misrepresentations or any unlawful sales practices concerning the Contracts by Brokers; or

          (b) Claims by agents or representatives or employees of Broker for commissions, service fees, development allowances or other compensation or remuneration of any type;

          (c) The failure of Broker, its officers, employees, or agents to comply with the provisions of this Agreement;

          and Broker will reimburse Company and Distributor and any director or officer or controlling person of either for any legal or other expenses reasonably incurred by Company; Distributor, such director or controlling person in connection with investigating or defending any such loss, claims, damage, liability or action. This indemnity agreement will be in addition to any liability which Dealer may otherwise have.

H. Assignability

     This Agreement shall not be assigned by either party without the written consent of the other.

I.   Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

     In Witness Whereof, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                                    PRUCO SECURITIES CORPORATION
                                                    (Distributor)


                                                    By
                                                      -------------------------



                                                    (Broker)


                                                    By
                                                      -------------------------

                                     II-39